RIGHTS AGREEMENT

                    BY AND BETWEEN

                  SHOPKO STORES, INC.

                          AND

     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                     RIGHTS AGENT

               DATED AS OF JULY 3, 1992

     AMENDED AND RESTATED AS OF SEPTEMBER 24, 1997


                   TABLE OF CONTENTS
                                                   PAGE


Section 1.  Certain Definitions                                            1
Section 2.  Appointment of Rights Agent.                                   6
Section 3.  Issue of Right Certificates.                                   6
Section 4.  Form of Right Certificates.                                    8
Section 5.  Countersignature and Registration.                             8
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificates.                                                  8
Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights. 9
Section 8.  Cancellation and Destruction of Right Certificates.           11
Section 9.  Availability of Preferred Shares.                             11
Section 10. Preferred Shares Record Date.                                 12
Section 11. Adjustment of Purchase Price, Number of Shares or Number of
            Rights.                                                       12
Section 12. Certificate of Adjusted Purchase Price or Number of Shares.   22
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
            Power.                                                        23
Section 14. Fractional Rights and Fractional Shares.                      24
Section 15. Rights of Action                                              26
Section 16. Agreement of Right Holders.                                   26
Section 17. Right Certificate Holder Not Deemed a Shareholder.            27
Section 18. Concerning the Rights Agent.                                  27
Section 19. Merger or Consolidation or Change of Name of Rights Agent.    28
Section 20. Duties of Rights Agent.                                       29
Section 21. Change of Rights Agent                                        31
Section 22. Issuance of New Right Certificates                            32
Section 23. Redemption                                                    32
Section 24. Exchange                                                      33
Section 25. Notice of Certain Events                                      34

Section 26. Notices                                                       36
Section 27. Supplements and Amendments                                    36
Section 28. Successors                                                    37
Section 29. Benefits of This Agreement                                    37
Section 30. Severability                                                  37
Section 31. Governing Law                                                 37
Section 32. Counterparts                                                  38
Section 33. Descriptive Headings                                          38
Signatures                                                                39
Exhibit A   Form of Certificate of Designations of Preferred Shares       40
Exhibit B   Form of Right Certificate                                     47
Exhibit C   Summary of Rights to Purchase Preferred Shares                53



                   RIGHTS AGREEMENT

     THIS RIGHTS AGREEMENT ("Agreement"), dated as of
July 3, 1992, and amended and restated as of September
24, 1997, is made between SHOPKO STORES, INC., a
Minnesota corporation (the "Company"), and NORWEST BANK
MINNESOTA, NATIONAL ASSOCIATION (the "Rights Agent").

     WHEREAS, the Board of Directors of the Company
(the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on the Record Date (as hereinafter defined), each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined);

     WHEREAS, the Board has determined to amend this Agreement in several respects in accordance with
Section 27 hereof and to implement such amendments by executing this Agreement as amended and restated;

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1.     CERTAIN DEFINITIONS.

     For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.
          Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common
          Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."
          Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and without any plan or intention to seek or affect control of the Company, and such Person divests as promptly as practicable (without exercising or retaining any power, including voting, with respect to such shares) a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this
          Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and
          Regulations under the Exchange Act.

     (c)  A Person shall be deemed the "Beneficial
          Owner" of and shall be deemed to
          "beneficially own" any securities:

          (i)  which such Person or any of such
               Person's Affiliates or Associates
               beneficially owns, directly or
               indirectly

          (ii) which such Person or any of such
               Person's Affiliates or Associates has:

               (A)  the right to acquire (whether such
                    right is exercisable immediately or
                    only after the passage of time)
                    pursuant to any agreement,
                    arrangement or understanding (other
                    than customary agreements with and
                    between underwriters and selling
                    group members with respect to a
                    bona fide public offering of
                    securities), or upon the exercise
                    of conversion rights, exchange
                    rights, rights (other than these
                    Rights), warrants or options, or
                    otherwise; provided, however, that
                    a Person shall not be deemed the
                    Beneficial Owner of, or to
                    beneficially own, securities
                    tendered pursuant to a tender or
                    exchange offer made by or on behalf
                    of such Person or any of such
                    Person's Affiliates or Associates
                    until such tendered securities are
                    accepted for purchase or exchange;
                    or

               (B)  the right to vote pursuant to any
                    agreement, arrangement or
                    understanding; provided, however,
                    that a Person shall not be deemed
                    the Beneficial Owner of, or to
                    beneficially own, any security if
                    the agreement, arrangement or
                    understanding to vote such security
                    (1) arises solely from a revocable
                    proxy or consent given to such
                    Person in response to a public
                    proxy or consent solicitation made
                    pursuant to, and in accordance
                    with, the applicable rules and
                    regulations promulgated under the
                    Exchange Act and (2) is not also
                    then reportable on Schedule 13D
                    under the Exchange Act (or any
                    comparable or successor report); or

          (iii)     which are beneficially owned,
               directly or indirectly, by any other
               Person with which such Person or any of
               such Person's Affiliates or Associates
               has any agreement, arrangement or
               understanding (other than customary
               agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
     (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in Wisconsin are authorized or obligated by law or executive order to close.

     (e) "Close of business" on any given date shall mean 5:00 P.M., Green Bay, Wisconsin time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00
          P.M., Green Bay, Wisconsin time, on the next succeeding Business Day.

     (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, $.01 par value per share, of the Company. "Common Shares" when used with reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other
          Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (g)  "Distribution Date" shall mean the earlier of
          (i)  the tenth day after the Shares
          Acquisition Date (as such term is hereinafter defined), or (ii) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating
          15% or more of the then outstanding Common
          Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).

     (h)  "Exchange Act" shall mean the Securities
          Exchange Act of 1934, as amended, as in
          effect on the date of this Agreement.

     (i)  "Final Expiration Date" shall mean September
          23, 2007.

     (j) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated
          Quotations System.

     (k) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (l)  "Preferred Shares" shall mean shares of
          Series B Junior Participating Preferred
          Stock, $.01 par value per share, of the
          Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

     (m)  The "Purchase Price" for each one one-
          thousandth of a Preferred Share purchasable pursuant to the exercise of a Right shall mean $100.00, subject to adjustment from time to time as provided in Sections 11 and 13 hereof.

     (n)  "Record Date" shall mean July 2, 1997.

     (o) "Redemption Date" shall mean that date, if any, on which the Board shall redeem the Rights as provided in Section 23 hereof.

     (p)  "Redemption Price" shall  mean $.01 per
          Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

     (q) "Right Certificate" shall mean certificates evidencing ownership of Rights in substantially the form set out in Exhibit B hereto.

     (r)   "Share Exchange" shall mean an exchange
          pursuant to section 302A.601 of the Minnesota
          Business Corporation Act.

     (s) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

     (t) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (u) "Trading Day" shall mean a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.


     SECTION 2.     APPOINTMENT OF RIGHTS AGENT.

     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     SECTION 3.     ISSUE OF RIGHT CERTIFICATES.

     (a)  The Company sent a copy of a Summary of
          Rights to Purchase Preferred Shares, in
          substantially the form initially attached as Exhibit C hereto before this Agreement was amended and restated ("Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. The Summary of Rights attached hereto as Exhibit C is revised to reflect all amendments effective as of the date of this Agreement as amended and restated. The revised Summary of Rights need not be mailed to shareholders.

     (b)  The Company issued one Right for each Common
          Share outstanding as of the Record Date.
          With respect to certificates for Common
          Shares outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such certificates registered in the names of the holders thereof (which certificates shall also be deemed to be Right
          Certificates) and the right to receive Right
          Certificates shall be transferable only in connection with the transfer of Common
          Shares. Until the Distribution Date (or the earlier of the Redemption Date or Final
          Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and certificates newly issued pursuant to such transfer shall have printed onto them the legend set forth in Section
          3(c).

     (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date, but prior to the earliest of the Distribution Date, the Redemption Date or the
          Final Expiration Date.  Certificates
          representing such Common Shares shall also be deemed to represent the related Rights.
          After the Record Date, certificates
          representing Common Shares have a legend as initially set forth in this Agreement and, commencing as soon as reasonably practicable following the date of this Amended and Restated Agreement, shall have impressed on, printed on, written on, or otherwise affixed to them the following legend:

            "This certificate also evidences and
            entitles the holder hereof to certain
            rights as set forth in a Rights Agreement between ShopKo Stores, Inc. and Norwest
            Bank Minnesota, National Association, as amended and restated as of September 24, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ShopKo Stores, Inc. Under certain circumstances, as set forth in the Rights
            Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate.
            ShopKo Stores, Inc. shall mail to the
            holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
            Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) (or nominee of any of them) may become null and void."

          With respect to such certificates containing the foregoing legend, until the Distribution
          Date, the Rights associated with the Common
          Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date, but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     (d)  As soon as practicable after the Distribution
          Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company shall send or cause to be sent (and the Rights Agent shall, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

     SECTION 4.     FORM OF RIGHT CERTIFICATES.

     The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section
22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price set forth therein, but the number of such one one-thousandths of a Preferred
Share and the Purchase Price shall be subject to adjustment as provided herein.

     SECTION 5.     COUNTERSIGNATURE AND REGISTRATION.

     The Right Certificates shall be executed on behalf of the Company by any of its Chairman of the Board, its President, or any Vice President, and attested by any of its by Secretary or any Assistant Secretary, either manually or by facsimile signature. The Right
Certificates shall not be valid for any purpose unless countersigned by the Rights Agent. In case any officer of the Company who shall have signed any of the Right
Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right
Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who holds any such office at the actual date of the execution of such Right Certificate, although at the date of the execution of this Rights Agreement such person was not such an officer.

     Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its shareholder services offices, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right
Certificates, and the date of each of the Right
Certificates.

     SECTION 6.     TRANSFER, SPLIT UP, COMBINATION AND
EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED,
LOST OR STOLEN RIGHT CERTIFICATES.

     Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right
Certificates (other than Right Certificates representing Rights that have become void pursuant to
Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right
Certificate or other Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right
Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right
Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE;
EXPIRATION DATE OF RIGHTS.

     (a)  The registered holder of any Right
          Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right
          Certificate (with the form of election to purchase on the reverse side thereof duly executed) to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a Preferred
          Share as to which the Rights are exercised, at or prior to the earliest of

          (i)  the close of business on the Final
               Expiration Date,
          (ii) the Redemption Date, or
          (iii)     the time at which such Rights are
               exchanged as provided in Section 24
               hereof.

     (b) The Purchase Price shall be payable in lawful money of the United States of America in accordance with Section 7(c).

     (c)  Upon receipt of a Right Certificate
          representing exercisable Rights (with the form of election to purchase duly executed), accompanied by payment (by certified check, cashier's check, or money order payable to the order of the Company) of the Purchase
          Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section
          9 hereof, the Rights Agent shall thereupon promptly

          (i)       (A)  requisition from any transfer
                    agent of the Preferred Shares
                    certificates for the number of
                    Preferred Shares to be purchased,
                    and the Company hereby irrevocably
                    authorizes its transfer agent to
                    comply with all such requests, or

               (B)  requisition from the depositary
                    agent depositary receipts
                    representing such number of one one-
                    thousandths of a Preferred Share as
                    are to be purchased (in which case
                    certificates for the Preferred
                    Shares represented by such receipts
                    shall be deposited by the transfer
                    agent with the depositary agent)
                    and the Company hereby directs the
                    depositary agent to comply with
                    such request; and

          (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; and

          (iii)     promptly after receipt of such
               certificates or depositary receipts,
               cause the same to be delivered to or
               upon the order of the registered holder
               of such Right Certificate, registered in such name or names as may be designated by such holder; and

          (iv)  when appropriate, after receipt,
               promptly deliver such cash to or upon
               the order of the registered holder of
               such Right Certificate.

     (d)  In case the registered holder of any Right
          Certificate shall exercise less than all the Rights evidenced thereby, a new Right
          Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     SECTION 8.     CANCELLATION AND DESTRUCTION OF
RIGHT CERTIFICATES.

     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right
Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other
Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights
Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 9.     AVAILABILITY OF PREFERRED SHARES.

     The Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

     The Company covenants and agrees that it shall take all such actions as may be necessary to ensure that all Preferred Shares delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares, except as otherwise provided by Section
180.0622(2)(b) of the Wisconsin Statutes and judicial interpretations thereof.

     The Company covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right
Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right
Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing
Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     SECTION 10.    PREFERRED SHARES RECORD DATE.

     Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase
Price (and any applicable transfer taxes) was made;
provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred
Shares transfer books of the Company are open.

     Prior to the issuance of Preferred Shares upon the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     SECTION 11.    ADJUSTMENT OF PURCHASE PRICE,
NUMBER OF SHARES OR NUMBER OF RIGHTS.

     The Purchase Price, the number of Preferred Shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)       (i)  In the event the Company shall at
               any time after the date of this
               Agreement

               (A)  declare a dividend on the Preferred
                    Shares payable in Preferred Shares,

               (B)  subdivide the outstanding Preferred
                    Shares,

               (C)  combine the outstanding Preferred
                    Shares into a smaller number of
                    Preferred Shares, or

               (D)  issue any shares of its capital
                    stock in a reclassification of the
                    Preferred Shares (including any
                    such reclassification in connection
                    with a consolidation or merger in
                    which the Company is the continuing
                    or surviving corporation), except
                    as otherwise provided in this
                    Section 11(a), the Purchase Price
                    in effect at the time of the record
                    date for such dividend or of the
                    effective date of such subdivision,
                    combination or reclassification,
                    and the number and kind of shares
                    of capital stock issuable on such
                    date, shall be proportionately
                    adjusted so that the holder of any
                    Right exercised after such time
                    shall be entitled to receive the
                    aggregate number and kind of shares
                    of capital stock which, if such
                    Right had been exercised
                    immediately prior to such date and
                    at a time when the Preferred Shares
                    transfer books of the Company were
                    open, the holder would have owned
                    upon such exercise and been
                    entitled to receive by virtue of
                    such dividend, subdivision,
                    combination or reclassification;
                    provided, however, that in no event
                    shall the consideration to be paid
                    upon the exercise of one Right be
                    less than the aggregate par value
                    of the shares of capital stock of
                    the Company issuable upon exercise
                    of one Right. If an event occurs
                    which would require an adjustment
                    under both Section 11(a)(i) and
                    Section 11(a)(ii), the adjustment
                    provided for in this Section
                    11(a)(i) shall be in addition to,
                    and shall be made prior to, any
                    adjustment required pursuant to
                    Section 11(a)(ii).

               (ii) Subject to Section 24 of this
               Agreement, in the event any Person
               becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase
               Price multiplied by the number of one
               one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred
               Shares, such number of Common Shares of
               the Company as shall equal the result
               obtained by multiplying

               (A)  the then current Purchase Price by
                    the number of one one-thousandths
                    of a Preferred Share for which a
                    Right is then exercisable and
                    dividing that product by

               (B)  50% of the then current per share
                    market price of the Company's
                    Common  Shares (determined pursuant
                    to Section 11(d) hereof) on the
                    date of the occurrence of such
                    event.

               In the event that any Person shall
               become an Acquiring Person and the
               Rights shall then be outstanding, the
               Company shall not take any action which
               would eliminate or diminish the benefits intended to be afforded by the Rights.
               From and after the occurrence of such
               event, any Rights that are or were
               acquired or beneficially owned by any
               Acquiring Person (or any Associate or
               Affiliate thereof, or nominee of any of
               them) shall be void and any holder of
               such Rights shall thereafter have no
               right to exercise such Rights under any
               provision of this Agreement.  No Right
               Certificate shall be issued pursuant to
               Section 3 hereof or otherwise that
               represents Rights beneficially owned by
               an Acquiring Person whose Rights would
               be void pursuant to the preceding
               sentence (or any Associate or Affiliate
               thereof, or nominee of any of them); no
               Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence (or any Associate or Affiliate thereof or any nominee of any of them);
               and any Right Certificate delivered to
               the Rights Agent for transfer to an
               Acquiring Person whose Rights would be
               void pursuant to the preceding sentence
               (or any Associate or Affiliate thereof,
               or nominee of any of them) shall be
               canceled.  In addition, any Right
               Certificate issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring
               Person (or any Associate or Affiliate
               thereof, or nominee of any of them) and
               any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or
               Affiliate thereof, or nominee of any of
               them) and any Right Certificate issued
               pursuant to Sections 6, 7(d), 11, or 22
               hereof upon transfer, exchange,
               replacement or adjustment of any other
               Right Certificate referred to in this
               sentence, shall contain the following
               legend:

                    "The Rights represented by this
                    Right Certificate were issued to a
                    Person who was an Acquiring Person
                    or an Affiliate or an Associate of
                    an Acquiring Person (as such terms
                    are described in the Rights
                    Agreement) or a nominee of one of
                    them.  This Right Certificate and
                    the Rights represented hereby may
                    become void in the circumstances
                    specified in the Rights Agreement."

               (iii)     In the event that there shall
               not be sufficient Common Shares issued
               but not outstanding or authorized but
               unissued to permit the exercise in full
               of the Rights in accordance with the
               foregoing Section 11(a)(ii), the Company shall take all such actions as may be necessary to authorize additional Common
               Shares for issuance upon exercise of the Rights. In the event the Company, after good faith effort, shall be unable to take all such actions as may be necessary to authorize such additional
               Common Shares, the Company shall
               substitute, for each Common Share that
               would otherwise be issuable upon
               exercise of a Right, a number of
               Preferred Shares or fraction thereof
               such that the current per share market
               price of one Preferred Share multiplied
               by such number or fraction is equal to
               the current per share market price of
               one Common Share as of the date of
               issuance of such Preferred Shares or
               fraction thereof.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares
          (or shares having the same rights, privileges and preferences as the Preferred Shares
          ("Equivalent Preferred Shares")) or
          securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred
          Shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent
          Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent
          Preferred Shares to be offered for
          subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.
          Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

          Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase
          Price shall be adjusted to be the Purchase
          Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred
          Shares) or subscription rights or warrants
          (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon the exercise of one
          Right.

          Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d)       (i)  For the purpose of any computation
               hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or any subdivision, combination or reclassification of such
               Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be

               (A)  the last sale price, regular way,
                    or, in case no such sale takes
                    place on such day, the average of
                    the closing bid and asked prices,
                    regular way, in either case as
                    reported in the principal
                    consolidated transaction reporting
                    system with respect to securities
                    listed or admitted to trading on
                    the New York Stock Exchange or,

               (B)  if the Security is not listed or
                    admitted to trading on the New York
                    Stock Exchange, as reported in the
                    principal consolidated transaction
                    reporting system with respect to
                    securities listed on the principal
                    national securities exchange on
                    which the Security is listed or
                    admitted to trading or,

               (C)  if the Security is not listed or
                    admitted to trading on any national
                    securities exchange, the last
                    quoted price or, if not so quoted,
                    the average of the high bid and low
                    asked prices in the over-the-
                    counter market, as reported by
                    NASDAQ or such other system then in
                    use, or,

               (D)  if the Security is not quoted by
                    any such organization, the  average
                    of the closing bid and asked prices
                    as furnished by  a professional
                    market maker making a market in the
                    Security selected by the Board.

               (ii) For the purpose of any computation
               hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common
               Shares as determined pursuant to Section
               11(d)(i) (appropriately adjusted to
               reflect any stock split, stock dividend
               or similar transaction occurring after
               the date hereof), multiplied by one
               thousand.  If neither the Common Shares
               nor the Preferred Shares are publicly
               held or so listed or traded, "current
               per share market price" shall mean the
               fair value per share as determined in
               good faith by the Board, whose
               determination shall be described in a
               statement filed with the Rights Agent.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section
          11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f)  If, as a result of an adjustment made
          pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred
          Shares contained in Sections 11(a) through
          (c), inclusive, and the provisions of
          Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase
          Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections
          11(b) and (c), each Right outstanding
          immediately prior to the making of such
          adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase
          Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by

          (i)  multiplying the number of one one-
               thousandths of a share covered by a
               Right immediately prior to this
               adjustment by the Purchase Price in
               effect immediately prior to such
               adjustment of the Purchase Price and

          (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase
               Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights
          (calculated to the nearest one ten-
          thousandth) obtained by dividing the Purchase
          Price in effect immediately prior to
          adjustment of the Purchase Price by the
          Purchase Price in effect immediately after adjustment of the Purchase Price. The
          Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.

          If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right
          Certificates on such record date Right
          Certificates evidencing, subject to Section
          14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right
          Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right
          Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right
          Certificates theretofore and thereafter
          issued may continue to express the Purchase
          Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate actions which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as provided by Section 180.0622(2)(b) of the Wisconsin Statutes and judicial interpretations thereof) Preferred Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase
          Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the
          Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
          Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for
          Preferred Shares, dividends on Preferred
          Shares payable in Preferred Shares, or
          issuance of rights, options or warrants
          referred to herein above in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

     (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall

          (i)  declare or pay any dividend on the
               Common Shares payable in Common Shares,
               or

          (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case,

               (A)  the number of one one-thousandths
                    of a Preferred Share purchasable
                    after such event upon proper
                    exercise of each Right shall be
                    determined by multiplying the
                    number of one one-thousandths of a
                    Preferred Share so purchasable
                    immediately prior to such event by
                    a fraction, the numerator of which
                    is the number of Common Shares
                    outstanding immediately before such
                    event and the denominator of which
                    is the number of Common Shares
                    outstanding immediately after such
                    event, and

               (B)  each Common Share outstanding
                    immediately after such event shall
                    have issued with respect to it that
                    number of Rights which each Common
                    Share outstanding immediately prior
                    to such event had issued with
                    respect to it.

               The adjustments provided for in this
          Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section
          11(n), the adjustments provided for in this
          Section 11(n) shall be in addition and prior to any adjustment required pursuant to
          Section 11(a)(ii).


     SECTION 12.    CERTIFICATE OF ADJUSTED PURCHASE
PRICE OR NUMBER OF SHARES.

     Whenever an adjustment is made as provided in
Section 11 or 13 hereof, the Company shall promptly

     (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,

     (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and

     (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
          Section 25 hereof.

The Rights Agent shall be fully protected in relying on the terms of any such certificate.


     SECTION 13.    CONSOLIDATION, MERGER OR SALE OR
TRANSFER OF ASSETS OR EARNING POWER.

     In the event, directly or indirectly, at any time after a Person has become an Acquiring Person,

     (a) the Company shall consolidate with, or merge with and into, any other Person,

     (b)  any Person shall consolidate with the
          Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property,

     (c)  the Company shall be a party to a Share
          Exchange immediately following which the
          Company is a Subsidiary of any other Person, or

     (d)  the Company shall sell or otherwise transfer
          (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other
          Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that

          (i)  each holder of a Right (except as
               otherwise provided herein) shall
               thereafter have the right to receive,
               upon the exercise thereof at a price
               equal to the then current Purchase Price multiplied by the number of one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred
               Shares, such number of Common Shares of
               such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by multiplying the then current
               Purchase Price by the number of one-
               thousandths of a Preferred Share for
               which a Right is then exercisable and
               dividing that product by 50% of the then current per share market price of the Common Shares of such other Person
               (determined pursuant to Section 11(d)
               hereof) on the date of consummation of
               such consolidation, merger, Share
               Exchange, sale or transfer;

          (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, Share Exchange, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

          (iii)     the term "Company" shall thereafter
               be deemed to refer to such issuer; and

          (iv) such issuer shall take such steps
               (including, but not limited to, the
               reservation of a sufficient number of
               its Common Shares in accordance with
               Section 9 hereof) in connection with
               such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

     The Company shall not consummate any such consolidation, merger, Share Exchange, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.

     The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

     The provisions of this Section 13 shall similarly apply to successive consolidations, mergers, Share
Exchanges, sales, or other transfers.


     SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL
SHARES.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right
          Certificates which evidence fractional
          Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
          Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock
          Exchange or, if the Rights are not listed or admitted to trading on the New York Stock
          Exchange, as reported in the principal
          consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional
          Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional
          Preferred Shares that are not integral
          multiples of one one-thousandth of a
          Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one
          Preferred Share.  For the purposes of this
          Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right, by the acceptance thereof, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right
          (except as provided above).


     SECTION 15.    RIGHTS OF ACTION.

     All rights of action in respect of this Agreement, excepting the rights of action given to the Rights
Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates
(and, prior to the Distribution Date, the registered holders of the Common Shares). Any registered holder of any Right Certificate (or, prior to the Distribution
Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right
Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.


     SECTION 16.    AGREEMENT OF RIGHT HOLDERS.

     Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights
Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares;

     (b)  after the Distribution Date, the Right
          Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right
          Certificate (or, prior to the Distribution
          Date, the Common Shares certificate) is
          registered as the absolute owner thereof and of the Rights evidenced thereby
          (notwithstanding any notations of ownership or writing on the Right Certificate or the Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) any restriction on transfer deemed to be imposed by this Agreement is valid and enforceable against the holder and any transferee of the holder in accordance with
          Section 302A.409 of the Minnesota Business
          Corporation Act.


     SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED
A SHAREHOLDER.

     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


     SECTION 18.    CONCERNING THE RIGHTS AGENT.

     The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

     The Company also agrees to indemnify the Rights
Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights
Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of such liability.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred
Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.


     SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE
OF NAME OF RIGHTS AGENT.

     Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section
21 hereof.  In case, at the time such successor Rights
Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     In case, at any time the name of the Rights Agent shall be changed and at such time any of the Right
Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right
Certificates so countersigned; and in case, at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases, such Right
Certificates shall have the full force provided in the Right Certificates and in this Agreement.


     SECTION 20.    DUTIES OF RIGHTS AGENT.

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a)  The Rights Agent may consult with legal
          counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever, in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e)  The Rights Agent shall not be under any
          responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right
          Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section
          11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23, or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment
          (except with respect to the exercise of
          Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred
          Shares to be issued pursuant to this
          Agreement or any Right Certificate or as to whether any Preferred Shares shall, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it shall perform, execute, acknowledge and deliver (or cause to be performed, executed, acknowledged and delivered) all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights
          Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, Assistant
          Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h)  The Rights Agent and any shareholder,
          director, officer or employee of the Rights
          Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.


     SECTION 21.    CHANGE OF RIGHTS AGENT.

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.

     The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right
Certificates by first-class mail.

     If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right
Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor
Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Wisconsin (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Wisconsin), in good standing, having an office in the State of Minnesota or Wisconsin, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.

     After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent, without further act or deed. The predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.
Failure to give any notice provided for in this Section
21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor
Rights Agent, as the case may be.


     SECTION 22.    ISSUANCE OF NEW RIGHT CERTIFICATES.

     Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new
Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


     SECTION 23.    REDEMPTION.

     (a) The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at the Redemption Price; provided, however, that in connection with a transaction to be accounted for as a pooling of interests, the Board shall have the option to pay the Redemption Price in securities or other property with an equivalent value per Right.
          The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.

     (b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption
          Price.  The Company shall promptly give
          public notice of any such redemption;
          provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.
          Within 10 days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding
          Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.


     SECTION 24.    EXCHANGE.

     (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common
          Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common
          Shares then outstanding.

     (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange;
          provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The
          Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.
          Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights shall be effected and, in the event of any partial exchange, the number of Rights which shall be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section
          11(a)(ii) hereof) held by each holder of Rights.

     (c)  In the event that there shall not be
          sufficient Common Shares issued but not
          outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such actions as may be necessary to authorize additional Common
          Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common
          Share that would otherwise be issuable upon exchange of a Right, a number of Preferred
          Shares or fraction thereof such that the current per share market price of one
          Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

     (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common
          Shares.  In lieu of such fractional Common
          Shares, the Company shall pay to the
          registered holders of the Right Certificates with regard to which such fractional Common
          Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.
          For the purposes of this Section 24(d), the current market value of a whole Common Share shall be the closing price of a Common Share
          (as determined pursuant to the second
          sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.


     SECTION 25.    NOTICE OF CERTAIN EVENTS.

     (a)  In case the Company shall propose

          (i)  to pay any dividend payable in stock of
               any class to the holders of its
               Preferred Shares or to make any other
               distribution to the holders of its
               Preferred Shares (other than a regular
               quarterly cash dividend),

          (ii) to offer to the holders of its Preferred
               Shares rights or warrants to subscribe
               for or to purchase any additional
               Preferred Shares or shares of stock of
               any class or any other securities,
               rights or options,

          (iii)     to effect any reclassification of
               its Preferred Shares (other than a
               reclassification involving only the
               subdivision of outstanding Preferred
               Shares),

          (iv) to effect any consolidation or merger into or with, to effect any Share
               Exchange with, or to effect any sale or
               other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person,

          (v)  to effect the liquidation, dissolution
               or winding up of the Company, or

          (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares
               (by reclassification or otherwise than
               by payment of dividends in Common
               Shares),

          then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger,
          Share Exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred
          Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or
          (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

     (b)  In case an event set forth in Section
          11(a)(ii) hereof shall occur, then the
          Company shall as soon as practicable
          thereafter give to each holder of a Right
          Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.


     SECTION 26.    NOTICES.

     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          ShopKo Stores, Inc.
          700 Pilgrim Way
          Green Bay, Wisconsin  54304
          Attention:  Secretary

     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows

          Norwest Bank Minnesota, National Association
          Stock Transfer Department
          161 North Concord Exchange
          P.O. Box 738
          South St. Paul, Minnesota  55075-0738

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


     SECTION 27.    SUPPLEMENTS AND AMENDMENTS.

     The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.


     SECTION 28.    SUCCESSORS.

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights
Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


     SECTION 29.    BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution
Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).


     SECTION 30.    SEVERABILITY.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     SECTION 31.    GOVERNING LAW.

     This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws thereof applicable to contracts to be made and performed entirely within Minnesota.


     SECTION 32.    COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


     SECTION 33.    DESCRIPTIVE HEADINGS.

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SHOPKO STORES, INC.                NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION


By:  /s/ Dale P. Kramer            By:  /s/ Ted Garrity
----------------------             ----------------------
Name:  Dale P. Kramer              Name: Ted Garrity
Title: President and Chief         Title: Account Officer
       Executive Officer


                                              Exhibit A

                  CERTIFICATE OF DESIGNATIONS

                               of

         SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                               of

                      SHOPKO STORES, INC.

              (Pursuant to Section 302A.401 of the
              Minnesota Business Corporation Act)

                 _____________________________


          ShopKo Stores, Inc., a corporation organized and existing under the Business Corporation Act of the State of Minnesota (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 302A.401 of the Business Corporation Act at a meeting duly called and held on April 16, 1992:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of Preferred
Stock, par value $.01 per share (the "Preferred
Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the rela tive rights, preferences, and limitations thereof as follows:

          Series B Junior Participating Preferred
Stock:

          Section 1.  Designation and Amount.  The
shares of such series shall be designated as "Series B
Junior Participating Preferred Stock" (the "Series B
Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B
Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

          Section 2.  Dividends and Distributions.

          (A)  Subject to the rights of the holders of
     any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B
     Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the
     "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
     Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment
     Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock.
     In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b)of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock);
     provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B
     Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C)  Dividends shall begin to accrue and be
     cumulative on outstanding shares of Series B
     Preferred Stock from the Quarterly Dividend
     Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first
     Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment
     Date or is a date after the record date for the determination of holders of shares of Series B
     Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend
     Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
     Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series
     B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of
shares of Series B Preferred Stock shall have the following voting rights:

          (A)  Subject to the provision for adjustment
     hereinafter set forth, each share of Series B
     Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B)  Except as otherwise provided herein, in
     any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B
     Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C)  Except as set forth herein, or as
     otherwise provided by law, holders of Series B
     Preferred Stock shall have no special voting rights and their consent shall not be required
     (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (A)  Whenever quarterly dividends or other
     dividends or distributions payable on the Series B
     Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends, or
          make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                    (ii)  declare or pay dividends, or
          make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
          Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)  redeem or purchase or
          otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                    (iv)  redeem or purchase or
          otherwise acquire for consideration any
          shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B)  The Corporation shall not permit any
     subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of
Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or
Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred
Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common
Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series
B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
(by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denomi nator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.  In
case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of
Series B Preferred Stock shall not be redeemable.

          Section 9.  Rank.  The Series B Preferred
Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's
Preferred Stock.

          Section 10.  Amendment.  The Certificate of
Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series
B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B
Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Certificate of
Designations is executed on behalf of the Corporation by its President and attested by its Secretary this 7th day of August, 1992.


                              /s/  Dale P. Kramer
                              --------------------------
                              President
Attest:

/s/  David A. Liebergen
-------------------------
Secretary

                                              Exhibit B

        Form of Right Certificate - Front Side

Certificate No. R-_______________          _______________ Rights


     NOT EXERCISABLE AFTER SEPTEMBER 23, 2007, OR
EARLIER REDEMPTION OR EXCHANGE.  THE RIGHTS ARE SUBJECT
TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE
TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN
CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING
PERSONS, ASSOCIATES OR AFFILIATES OF ACQUIRING PERSONS
(AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) (OR
NOMINEE OF ANY OF THEM) OR ANY SUBSEQUENT HOLDER OF
SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS
REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A
PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR
AN ASSOCIATE OF AN ACQUIRING PERSON (OR A NOMINEE OF
ONE OF THEM).  THIS RIGHT CERTIFICATE AND THE RIGHTS
REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES
SPECIFIED IN THE RIGHTS AGREEMENT.]1

                   Right Certificate

                  SHOPKO STORES, INC.

     This certifies that _______________________, or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 3, 1992, as amended and restated as of September 24, 1997 (the "Rights Agreement"), between
ShopKo Stores, Inc., a Minnesota corporation (the
"Company"), and Norwest Bank Minnesota, National
Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Green Bay, Wisconsin time, on September
23, 2007, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share
(except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Statutes and judicial interpretations thereof) of Series B Junior Participating Preferred
Stock, $.01 par value (the "Preferred Shares"), of the
Company, at a purchase price of $100.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right
Certificate with the Form of Election to Purchase duly executed.

     The number of Rights evidenced by this Right
Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) and the Purchase Price set forth above are the number and Purchase Price as of _________________, 1997, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right
Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights
Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and reference is hereby made to the Rights
Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate. If this Right
Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value
$.01 per share, or Preferred Shares.

     No fractional Preferred Shares shall be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment shall be made, as provided in the Rights
Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights
Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company, dated as of _______________________, ______.


ATTEST:                            SHOPKO STORES, INC.


By:                                  By:
----------------------               ------------------------
Secretary


Countersigned (for purposes of authentication):


By:
----------------------
Authorized Signature


       Form of Right Certificate - Reverse Side

                        NOTICE

     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth below in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                  FORM OF ASSIGNMENT


 (To be executed by the registered holder to transfer
                the Right Certificate.)


     FOR VALUE RECEIVED, __________________, hereby sells, assigns and transfers unto


     (Please print name and address of transferee)


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                         Attorney, to
transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Signature:                                                 Dated:


                 Signature Guaranteed:

     (Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.)

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                              Signature:

             FORM OF ELECTION TO PURCHASE

(To be executed by registered holder to exercise Rights represented by the Right Certificate.)

To:  SHOPKO STORES, INC.

     The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right
Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:




            (Please print name and address)


     Social security or taxpayer identification number:

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right
Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:




            (Please print name and address)

     Social security or taxpayer identification number:


Signature:                                                 Dated:

                 Signature Guaranteed:

     (Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.)

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                              Signature:
                                              Exhibit C

    Summary of Rights to Purchase Preferred Shares

     On April 16, 1992, the Board of Directors (the
"Board") of ShopKo Stores, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares") of the Company. The dividend was payable on July 2, 1997, to the shareholders of record on that date.

     Each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series B
Junior Participating Preferred Stock, $.01 par value
(the "Preferred Shares") of the Company at a price of $100.00 per one one-thousandth of a Preferred Share
(the "Purchase Price").

     A complete description of the Rights is set forth in the Amended and Restated Rights Agreement (the
"Rights Agreement") between the Company and Norwest
Bank Minnesota, National Association, the Rights Agent, and this Summary is qualified in its entirety by reference to the Rights Agreement. A copy of the Rights Agreement was filed with the Securities and Exchange Commission as an exhibit to a Registration
Statement on Form 8-A/A dated September 24, 1997, and copies are available from the Company free of charge on request.

     The Rights Agreement provides that the Rights will not be exercisable until the Distribution Date, which will be the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Company's outstanding Common Shares, or (ii) 10 business days (or such later date as is established by the Board before any person or group becomes an Acquiring Person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer which, if consummated, would result in the beneficial ownership by a person or group of 15% or more of the Company's outstanding Common Shares.

     Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with, and only with, the Common
Shares.  For Common Shares outstanding as of July 2,
1997, the Rights will be evidenced by the certificates for such Common Shares. For Common Shares issued thereafter, the Rights will be evidenced by a notation on the certificate incorporating the Rights Agreement by reference. In either case, until the Distribution
Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Shares, even without the notation or an attached copy of this Summary, will constitute the transfer of the Rights associated with the Common
Shares represented by the certificate. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("`Right
Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Right
Certificates alone will evidence the Rights.

     If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than the Acquiring Person, whose Rights will have become void) will be entitled, upon the exercise of the Right, to receive that number of Common
Shares having a market value of two times the exercise price of the Right. In addition, if, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or if 50% or more of its consolidated assets or earning power are sold, each holder of a Right will be entitled to receive, upon the exercise of the Right at its then current exercise price, that number of shares of common stock of the acquiring company having a market value at the time of such event of two times the exercise price of the Right.

     At any time before an Acquiring Person acquires beneficial ownership of 15% or more of the Company's outstanding Common Shares, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right, on such terms as the Board may establish in its sole discretion. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the holders will be entitled only to receive the foregoing redemption price.

     At any time after any person or group becomes an Acquiring Person, but before the Acquiring Person acquires 50% or more of the Company's outstanding
Common Shares, the Board may exchange the Rights (other than those held by the Acquiring Person, which will have become void), in whole or part, at an exchange ratio of one Common Share or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right.

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares; a stock dividend on the Common
Shares payable in Common Shares; or a subdivision, consolidation or combination of the Common Shares.

     The Purchase Price and the number of Preferred
Shares or other securities or property issuable upon exercise of the Rights are also subject to adjustment to prevent dilution: in the event of a stock dividend or of a subdivision, combination or reclassification of the Preferred Shares; upon the grant to the Preferred
Share holders of certain rights or warrants to subscribe for or purchase Preferred Shares at a price less than the then-current market price or securities convertible into Preferred Shares with a conversion price less than the then-current market price for the Preferred Shares; or upon the distribution to the Preferred Share holders of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants other than those referred to above. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     The holder of a Right, as such, will have no rights as a shareholder of the Company (including, without limitation, the right to vote or to receive dividends) until the Right is exercised. The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, provided that no amendment adversely affects the interests of the holders.

     If not exercised, redeemed or exchanged sooner, the Rights will expire on September 23, 2007, unless such expiration date is extended.

     The Company's Articles of Incorporation set forth the terms of the Preferred Shares. If issued, the Preferred Shares will be entitled to a cumulative preferential quarterly dividend per share equal to the greater of $10 or 1,000 times the dividend declared on the Company's Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive an amount equal to accrued and unpaid dividends, plus an amount per share equal to the greater of $1,000 or 1,000 times the payment made per share to holders of Common Shares. Each Preferred
Share will be entitled to 1,000 votes, voting together with the holders of the Common Shares on all matters submitted to the vote of shareholders. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of each Preferred Share will be entitled to receive 1,000 times the amount and type of consideration paid per Common
Share. The rights of the holders of Preferred Shares as to dividends and liquidations, their voting rights, and their rights in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth of a Preferred Share purchasable upon the exercise of each Right should approximate the value of one Common Share.

     No fractional Preferred Shares will be issued
(other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred
Shares on the last trading day prior to the date of exercise.

_______________________________
1 The portion of the legend in brackets shall be inserted only if applicable.